                                  EXHIBIT 99.1


                      SENTINEL SAVINGS AND LOAN ASSOCIATION
                           INCENTIVE STOCK OPTION PLAN

                      SENTINEL SAVINGS AND LOAN ASSOCIATION

                           INCENTIVE STOCK OPTION PLAN


         Section 1.01. PURPOSE. The purpose of this Sentinel Savings and Loan Association Incentive Stock Option Plan ("Plan") is to promote the growth and general prosperity of Sentinel Savings and Loan Association ("Association") by permitting the Association to grant options to purchase shares of its $10.00 par value guarantee stock ("Guarantee Stock"). The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Association and to provide key employees with an additional incentive to contribute to the success of the Association. The Association intends that options granted pursuant to the provisions of the Plan will qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended ("Code").
         Section 2.01. ADMINISTRATION. The Plan shall be administered by a Committee of the Board of Directors consisting of three or more Directors to whom administration of the Plan has been delegated by resolution of the Board of Directors and none of whom are eligible to participate in the Plan. The members of that Committee are hereafter referred to as the "Plan Administrators." Actions by the Plan Administrators shall be taken by majority vote or by unanimous written consent.
         Section 2.02. AUTHORITY OF PLAN ADMINISTRATORS. Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion, (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to prescribe, amend, and rescind rules and regulations relating to the Plan; (d) to determine the individuals to whom options to purchase stock shall be granted under the Plan; (e) to determine the time or times at which options shall be granted under the Plan; (f) to determine the number of shares of Guarantee Stock subject to each option, the option price, and the duration of each option granted under the Plan; (g) to determine all of the other terms and conditions of options granted under the Plan; and (h) to make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs, and beneficiaries. The Plan Administrators shall endeavor to ensure that option agreements entered into pursuant to the Plan meet all the requirements for incentive stock options described in Section 422A of the Code.

         Section 2.03. TERMS AND CONDITIONS. The terms and conditions of options granted under the Plan may differ from one another as the Plan Administrators, in their absolute discretion, shall determine as long as all options granted under the Plan satisfy the requirements of the Plan.
         Section 3.01. MAXIMUM NUMBER OF SHARES OF GUARANTEE STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13.01, the maximum aggregate number of shares that may be optioned and sold under the Plan is 14,000 shares of authorized and unissued Guarantee Stock. If any of the options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased stock subject to those expired or terminated options shall again be available for the purposes of the Plan.
         Section 4.01. ELIGIBILITY AND PARTICIPATION. Only key management, full-time employees of the Association, whether or not directors of the Association, shall be eligible for selection by the Plan Administrators to participate in the Plan.
         Section 5.01. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Association, subject to the receipt of the approvals of the Plan required by Section 15.01. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Section 14.01.
         Section 5.02. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Plan expire later than 10 years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Plan.
         Section 5.03. PURCHASE PRICE. The purchase price for shares of Guarantee Stock acquired pursuant to the exercise (in whole or in part) of any option shall be not less than the greater of (1) the initial issue price of the stock, or (2) the fair market value of the stock at the time of the grant of the option. Fair market value shall be determined by the Plan Administrators on the basis of those factors they deem appropriate; provided, however, that if at the time the determination is made the Guarantee Stock is admitted to trading on a national securities exchange, the fair market value of the stock shall not be less than the higher of (a) the mean between the high bid and asked prices reported for the Guarantee Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted, or (b) the last reported sale price reported for the Guarantee Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted. The phrase "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.
         Section 5.04. TERM AND PURCHASE PRICE IN OPTION GRANTED TO MORE THAN 10% STOCKHOLDER. Notwithstanding anything to the contrary in Sections 5.02 and 5.03, if an option is to be granted to an employee who at the time the option is granted owns [or under Section 425(d) of the Code is deemed to own] more than 10% of the total combined voting power of all classes of stock of the Association or of any parent corporation or subsidiary corporation of the Association, that option by its terms shall not be exercisable after the expiration of five years after the date that option is granted, and the purchase price for stock acquired pursuant to the exercise (in whole or in part) of that option shall be at least 110% of the fair market value (as determined under Section 5.03 by the Plan Administrators) of the stock subject to the option at the time the option is granted.
         Section 5.05. MAXIMUM AMOUNT OF OPTIONS IN ANY CALENDAR YEAR. The maximum aggregate fair market value (determined as of the time the option is granted) of Guarantee Stock for which any employee may be granted incentive stock options [as defined in Section 422A(b) of the Code] in any calendar year under all stock option plans of the Association, or of any parent corporation or subsidiary corporation of the Association , shall not exceed $100,000 plus the amount of any "unused limit carryover" that may be taken into account in that calendar year in accordance with the provisions of Section 422A(c)(4) of the Code. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in subsections (e) and (f), respectively of Section 425 of the Code.
         Section 6.01. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. No option may be exercised for a fraction of a share of Guarantee Stock or other than on a business day of the Association. The full purchase price of any stock purchased shall be paid in cash or by certified or cashier's check payable to the order of the Association, or by a combination of cash or certified or cashier's check, at the time of exercise of the option.
         Section 6.02. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of the Plan shall be considered exercised when written notice of that exercise has been given to the Association at its principal office by the person entitled to exercise the option and full payment for the stock with respect to which the option is exercised has been received by the Association.

         Section 6.03. LIMITATION ON EXERCISE. Notwithstanding Sections 6.01 and 13.01(b), no option granted to an employee pursuant to the Plan shall be exercisable while there is outstanding any other incentive stock option [as defined in Section 422A(b) of the Code] that was granted, before the granting of such option, to that employee to purchase stock of the Association or stock in a corporation which (at the time of the granting of such option) is a parent corporation or subsidiary corporation of the Association, or stock in a predecessor corporation [as referred to in Section 422A(b)(7) of the Code] of any of such corporations. For this purpose, an incentive stock option shall be treated as outstanding until that option is exercised in full or expires solely by reason of the lapse of time.
         Section 7.01. COMPLIANCE WITH STATE AND FEDERAL LAWS. Shares of Guarantee Stock shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the stock pursuant to that exercise shall comply with all relevant provisions of state and federal laws, rules, and regulations, and the requirements of any stock exchange upon which the stock may then be listed, and shall be further subject to the approval of counsel for the Association with respect to that compliance. The Plan Administrators may also require (to the extent required by applicable laws, rules, and regulations) an employee to whom an option has been granted under the Plan ("optionee") to furnish evidence satisfactory to the Association (including a written and signed representation letter and a consent to be bound by any transfer restrictions imposed by law, legend condition, or otherwise) that the stock is being purchased only for investment and without any present intention to sell or distribute the stock in violation of any law, rule, or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of Guarantee Stock subject to his or her option restricting their transferability as required by applicable laws, rules, and regulations.
         Section 8.01. EMPLOYMENT OF OPTIONEE. Each optionee, if requested by the Plan Administrators, must agree in writing as a condition of the granting of his or her option, that he or she will remain in the employ of the Association following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the Plan or in any option granted hereunder shall confer upon any optionee any right to continued employment by the Association, or limit in any way the right of the Association at any time to terminate or alter the terms of that employment.

         Section 9.01. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an optionee ceases to be employed by the Association for any reason other than death or permanent and total disability, his or her option shall immediately terminate; provided, however, that the Plan Administrators, in their absolute discretion at any time prior to the expiration of three months after the date of termination of employment of the optionee, may allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or the Plan otherwise provides for earlier termination.
         Section 10.01. OPTION RIGHTS UPON DEATH OR DISABILITY. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an optionee dies or becomes permanently and totally disabled within the meaning of Section 105(d)(4) of the Code while employed by the Association, or dies within three months after ceasing to be an employee thereof (and is permitted by the Plan Administrators to exercise his or her option during that three month period as provided in Section 9.01), his or her option shall expire one year after the date of death or date of permanent and total disability unless either the option or the Plan otherwise provides for earlier termination. During this one year (or shorter) period, the option may be exercised, to the extent that it remains unexercised on the date of death or on the date of permanent and total disability, by the optionee, if living, or by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise the option at the date of death or date of permanent and total disability, as the case may be.
         Section 11.01. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any option granted pursuant to the Plan, no optionee shall have any of the rights or privileges of a stockholder of the Association in respect of any shares of Guarantee Stock issuable upon the exercise of his or her option until certificates representing the stock have been issued and delivered. No stock shall be required to be issued and delivered upon the exercise of any option unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.
         Section 12.01. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of the Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an optionee only by that optionee.

         Section 13.01. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED STOCK; ACCELERATION OF RIGHT TO EXERCISE OPTION. All options granted pursuant to the Plan shall be adjusted in a manner prescribed by this section.
                  (a) If the outstanding shares of the Guarantee Stock of the Association are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, or other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares of stock as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares of stock allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share of stock or other unit of any security covered by the option.
                  (b) Upon the effective date of the dissolution or liquidation of the Association, or of a reorganization, merger, or consolidation of the Association with one or more other corporations in which the Association is not the surviving corporation, or of the transfer of substantially all of the assets or stock of the Association to another corporation, the Plan and any option theretofore granted hereunder shall terminate unless provision is made in writing in connection with that transaction for the continuance of the Plan and for the assumption of options theretofore granted hereunder, or the substitution for those options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments, as determined or approved by the Plan Administrators, as to the number and kind of shares of stock subject to the substituted options and prices therefor, in which event the Plan and the options theretofore granted, or the new options substituted therefor, shall continue in the manner and under the terms so provided. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets, or transfer of stock in which provision is not made in the transaction for the continuance of the Plan and for the assumption of options theretofore granted or the substitution for those options of new options covering the securities of a successor corporation or a parent or subsidiary thereof, each optionee (or that person's estate or a person who acquired the right to exercise the option from the optionee by bequest or inheritance) shall be entitled, prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of shares of Guarantee Stock under the option or options granted to him or her which he or she would otherwise have been entitled to purchase during the remaining term of the option and without regard to any otherwise applicable exercise restrictions set forth in the option. To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the option by the optionee at that time, the exercise shall be contingent upon the consummation of that dissolution, liquidation, reorganization, merger, consolidation, sale, or transfer of assets or stock.
         Section 14.01. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate 10 years after its adoption by the Board of Directors, and no options shall be granted under the Plan after that date; provided, however, that termination of the Plan shall not terminate any option granted prior thereto, and options granted prior to termination of the Plan and existing at the time of termination of the Plan shall continue to be subject to all the terms and conditions of the Plan as if the Plan had not terminated. Subject to the limitation contained in Section 14.02, the Plan Administrators may at any time amend or revise the terms of the Plan (including the form and substance of the option agreements to be used hereunder), provided that no amendment or revision shall (a) increase the maximum aggregate number of shares of Guarantee Stock provided for in Section 3.01 that may be sold pursuant to options granted under the Plan, except as required under the provisions of Section 13.01(a); (b) permit the granting of an option to anyone other than as provided in Section 4.01; (c) increase the maximum term provided for in Sections 5.02 and 5.04 of any option; or (d) change the minimum purchase price for shares of Guarantee Stock under Sections 5.03 and 5.04.
         Section 14.02. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension, or termination of the Plan shall, without the consent of the optionee, alter or impair any of that optionee's rights or obligations under any option granted under the Plan prior to that amendment, suspension, or termination.
         Section 15.01. APPROVAL OF COMMISSIONER AND STOCKHOLDERS. The Plan shall be presented to the California Savings and Loan Commissioner for approval, and the sale of stock pursuant to the Plan shall be in conformance with a stock permit issued by the Commissioner. In addition, within 12 months after its adoption by the Board of Directors of the Association, the Plan must be approved by stockholders of the Association holding at least a majority of the voting stock of the Association voting in person or by proxy at a duly held stockholders' meeting. Options may be granted under the Plan prior to obtaining those approvals, but those options shall be contingent upon those approvals being obtained and may not be exercised prior to the receipt of those approvals.
         Section 16.01. RESERVATION OF SHARES OF GUARANTEE STOCK. The Association, during the term of the Plan, will at all times reserve and keep available such number of shares of Guarantee Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Association will from time to time, as is necessary to accomplish the purposes of the Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to grant options under the Plan and to issue and sell shares of Guarantee Stock hereunder. The inability of the Association to obtain from any regulatory agency having jurisdiction the authority deemed by the Association's counsel to be necessary to the lawful issuance and sale of Guarantee Stock hereunder shall relieve the Association of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.
         Section 17.01. SECTIONS-HEADINGS. The headings of the sections of the Plan are for convenience only and shall not be considered or referred to in resolving questions of interpretation. References to "Section" that are not followed by a section number and the phrase "of the Code" are references to sections of the Plan.
         Section 18.01. BROKERS' COMMISSIONS. No commission may be paid to brokers on the sale by the Association to the optionee of stock that is optioned and sold under the Plan.
         Section 19.01. ADOPTION. The Plan was adopted by a resolution duly adopted by the Board of Directors of Sentinel Savings and Loan Association on March 10, 1983.